UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2022

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Blvd. Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b)       On November 14, 2022, Investar Holding Corporation (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of James M. Baker’s resignation from the Board of Directors of the Company (the “Board”), the Company is no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee of the Board to be comprised of a minimum of three independent directors. Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), which cure period will expire at the earlier of the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) or November 13, 2023, or if the 2023 Annual Meeting is held before May 12, 2023, then the Company must evidence compliance no later than May 12, 2023.

On November 16, 2022, the Board elected Rose J. Hudson to serve as an independent director and a member of the Audit Committee of the Board. As a result, the Company is in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) at the time of this filing. Currently, the Audit Committee consists of the three independent directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On November 13, 2022, James M. Baker notified the Company of his resignation from the Board, effective immediately. Mr. Baker's decision to resign from the Board did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

(d)    On November 16, 2022, upon recommendation of the Nominating and Governance Committee of the Board, the Board elected Rose J. Hudson to the Board to fill the vacancy created by Mr. Baker’s resignation and appointed her as a member of the Board’s Audit Committee.  Ms. Hudson has served as a director of Investar Bank, the Company’s wholly-owned subsidiary since October 2020. The Board determined that Ms. Hudson is independent pursuant to the director independence standards established under the NASDAQ Stock Market listing rules and that she meets the additional requirements for service on the Company’s Audit Committee. Ms. Hudson will receive compensation for her Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 5, 2022 under the heading “Director Compensation.”

There are no arrangements or understandings between Ms. Hudson and any other persons pursuant to which she was appointed to the Board. There are also no family relationships between Ms. Hudson and any director or executive officer of the Company or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

November 17, 2022	By:	/s/ John J. D’Angelo
John J. D’Angelo
President, Chief Executive Officer and Interim Chief Financial Officer